UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2007
HORIZON OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16857 (Commission File Number)	72-0487309 (IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200, Houston, Texas (Address of principal executive offices)	77042 (Zip Code)
(713) 361-2600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (c) On January 26, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Horizon Offshore, Inc. (the “Company”) approved the Company’s 2007 Incentive Compensation Plan (the “2007 Bonus Plan”). Under the 2007 Bonus Plan, the Committee established the performance goals for the Company’s officers and employees for fiscal 2007. The 2007 Bonus Plan is divided into two separate components, a cash bonus pool and a restricted stock award pool.
     The 2007 performance goals are based on four measurements: financial performance, safety performance, compliance training, and total shareholder return. The financial performance measurement will be based on achieving a net income goal. The safety performance measurement is subject to the Company’s achievement of its “Total Recordable Incident Rate” objectives for 2007. The compliance training measurement is subject to the Company conducting training of personnel on its policies and procedures and the total shareholder return measurement is based on achieving a total shareholder return goal compared to a defined peer group of the Company.
     Under the restricted stock component of the 2007 Bonus Plan, the award of restricted stock to the Company’s executive officers and selected managers will be distributed based on each restricted stock award pool participant’s pro rata percentage of cash bonuses paid to all participants in the restricted stock award pool. 50% of the shares of restricted stock awarded pursuant to the 2007 Bonus Plan will vest on the date of grant, 30% will vest on the first anniversary, and 10% will vest on the second and third anniversaries of the date of grant thereafter.
     Additionally, on January 26, 2007, the Committee approved the Exec-U-Care Supplemental Medical Reimbursement Plan (the “Exec-U-Care Plan”) for the Company’s 14 officers, including its named executive officers. The Exec-U-Care Plan is effective February 1, 2007 and supplements the Company’s group medical plan by reimbursing participants, and their eligible dependents, for medical expenses not covered under the group medical plan. The Exec-U-Care Plan provides each participant with an annual benefit of up to $50,000 per covered employee or family unit for unreimbursed medical expenses during a calendar year (subject to a $5,000 per occurrence limit) and generally covers, among other things, out-of-pocket expenditures for covered medical expenses.
Item 8.01 Other Events.
     The Company now expects to hold its 2007 Annual Meeting of Stockholders (the “2007 Annual Meeting”) on May 23, 2007. As a result, the deadline for the Company’s receipt of stockholder proposals for inclusion in the proxy statement for the 2007 Annual Meeting will be February 21, 2007. Stockholder proposals must be delivered in writing to: Corporate Secretary, Horizon Offshore, Inc., 2500 CityWest Boulevard, Suite 2200, Houston, Texas 77042.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON OFFSHORE, INC.
By:	/s/ Ronald D. Mogel
Ronald D. Mogel
Vice President and Chief Financial Officer

Date: February 1, 2007